SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2014
World Wrestling Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1241 East Main Street, Stamford, CT	06902

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 352-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)On June 30, 2014, the Board of Directors of World Wrestling Entertainment, Inc. (the “Company”) elected Laureen Ong a Director of the Company. Ms. Ong shall serve until the next annual meeting of the Company’s stockholders or her successor shall have been chosen and qualified. Ms. Ong has been determined by the Board to satisfy the independence requirements of applicable New York Stock Exchange and Securities and Exchange Commission rules.

From April 2010 to October 2013, Ms. Ong served as President, Travel Channel LLC, a subsidiary of Scripps Networks Interactive, Inc. that operates a television network focusing on travel entertainment. From March 2007 to October 2009, she was Chief Operating Officer of Star Group Limited which produces, broadcasts and distributes television programming via satellite in Asia. From April 2000 to April 2007, Ms. Ong was President of National Geographic Television, during which time she was the chief architect of the launch of its cable television network. Prior thereto, she was a senior executive in several sports and media companies.

Ms. Ong will be entitled to our normal Board retainer and meeting fees.

Item 9.01    Financial Statements and Exhibits.

99.1    Press Release dated July 7, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.
By:	/s/ Vincent K. McMahon
Vincent K. McMahon
Chairman and Chief Executive Officer

Dated: July 7, 2014